UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

July 21, 2010

EXTERRA ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
________________________________
(State or Other Jurisdiction of Incorporation)

000-52319	20-5086877
(Commission File Number)	(IRS Employer Identification No.)

701 South Taylor, Suite 440, Amarillo, TX	79101
(Address of Principal Executive Offices)	(Zip Code)

806-373-7111
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 21, 2010 Exterra Energy, Inc. (the “Company”) as Plaintiff filed a petition in the 108th Judicial District Court in Potter County, Texas, cause number 98817-E, naming A.M. Financial Services, Citibank, N.A., Ismail Ismail Abdul Fatah, Kamal Z. Abdallah, Abeir Samad, Christopher J. McCauley, and Administrative Outsource Services, Inc. as Defendants. The petition alleges the Defendants engaged in statutory fraud and conversion in connection with the Company’s issuance in August and September, 2009 of a total of 5,000,000 shares of its common stock and seeks the return of those shares as well as monetary damages. On July 22, 2010 the Company obtained a Temporary Restraining Order in that litigation against the Defendants trading or transferring 4,300,000 of the Company’s shares as 700,000 shares  have been returned.  A hearing on the Company’s Application for Temporary Injunction is scheduled for August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRA ENERGY, INC.

Date: July 26, 2010	By:	/s/ Robert Royal
Name: Robert Royal
Title: Chairman

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